Exhibit 4.3
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Harvest Natural Resources, Inc.
8.25% Senior Convertible Notes due 2013

No. A1	CUSIP: 41754VAA1
          Harvest Natural Resources, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of Thirty Two Million Dollars ($32,000,000.00) on March 1, 2013.
          Issue Date: February 17, 2010.
          Interest Payment Dates: March 1 and September 1.
          Record Dates: February 15 and August 15.
          Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HARVEST NATURAL RESOURCES, INC.
By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication:
This is one of the Notes referred to in the within-mentioned Indenture.
U.S. Bank National Association, as Trustee

By:
Authorized Signatory:
Dated:

Harvest Natural Resources, Inc.
8.25% Senior Convertible Notes due 2013
     1. Interest
          Harvest Natural Resources, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year commencing on September 1, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
     2. Method of Payment
          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the February 15 and August 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company shall pay interest (i) on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee (as defined below) and (iii) on any Notes in certificated form having a principal amount of $2,000,000 or more, by check or otherwise by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant interest payment date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee.
     3. Paying Agent, Registrar, Service Agent and Conversion Agent
          Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar, Service Agent and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Service Agent or Conversion Agent without notice. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar, Service Agent or Conversion Agent.
     4. Indenture
          The Company issued the Notes under an Indenture dated as of February 17, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of February 17, 2010 (the “First

Supplemental Indenture” and together with the Base Indenture the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.
          The Notes are senior unsecured obligations of the Company. This Note is one of the Notes referred to in the Indenture issued in an aggregate principal amount of $32,000,000. The Indenture imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.
     5. Optional Redemption
          At any time, the Notes will be redeemable at the option of the Company, in whole or in part, upon notice as set forth in paragraph 7 of this Note, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if the Closing Sale Price of the Common Stock on no fewer than 20 consecutive Trading Days has exceeded 150% of the Conversion Price in any 30 consecutive Trading Days ending on the Trading Day before the date of the notice of the optional redemption.
     6. Sinking Fund
          The Notes are not subject to any sinking fund.
     7. Notice of Redemption
          Notice of redemption will be delivered at least 30 calendar days but not more than 60 calendar days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
     8. Repurchase of Notes at the Option of Noteholders
          If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase, at the option of the Holder for cash, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Note on the preceding February 15 or August 15, as the case may be. The Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof. The Company shall deliver to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth calendar day after the occurrence of such Fundamental Change. For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date. The repurchase price must be paid in cash.
          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, as provided in the Indenture.
          If cash sufficient to pay the repurchase price of and accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, if any, on all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent, on the Business Day immediately following the Fundamental Change Repurchase Date, then such Notes will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon delivery or book-entry transfer of such Notes.
     9. Conversion
          In compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into Common Stock based on a Conversion Rate of 175.2234 shares of Common Stock per $1,000 principal amount of Notes (a Conversion Price of approximately $5.71 per share), as the same may be adjusted pursuant to the terms of the Indenture and subject to the provisions of the Exchange Cap in Section 9.03 of the First Supplemental Indenture, as such shares shall be constituted at the date of conversion, upon surrender of this Note (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless any shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by such Holder’s duly authorized attorney. In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion, the Company will issue shares of Common Stock based on the Conversion Rate, as adjusted as specified in the Indenture, or cash in the event the provisions of Section 9.03 of the First Supplemental Indenture are applicable.
          Prior to the Maturity Date if and only to the extent holders elect to convert the Notes in connection with a Non-Stock Change of Control, the Company will increase the Conversion Rate applicable to such converting Notes as set forth in the Indenture.
          No adjustment in respect of interest on any Notes converted or dividends on any shares issued upon conversion of such Notes will be made upon any conversion except as set forth in the next sentence and the next paragraph. If this Note (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment shall be required (1) if the Holder surrenders this Note in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to this Note.
          If a Holders surrenders Notes for conversion after notice is given pursuant to Section 6.02 of the First Supplemental Indenture that the Company is exercising its option to redeem the Notes and prior to the applicable redemption date, such Holder will be entitled to receive upon conversion of such Holder’s Notes into shares of Common Stock, in addition to the Shares of Common Stock, a payment in cash equal to the amount of the Interest Make-Whole.
          No fractional shares will be issued upon any conversion of Notes, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion.
          A Note in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
     10. Limitations on Beneficial Ownership
          Notwithstanding the foregoing, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of 5.0% or more of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership shall be terminated (i) upon 61 days’ notice to the Company by any Holder, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by the Company of a notice of optional redemption, (iii) immediately upon delivery by the Company of notice of a Fundamental Change or (iv) on February 1, 2013. In addition, no Holder who holds more than 5.0% of Common Stock outstanding as of the issue date shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a beneficial owner of more than an additional 1% of the shares of Common Stock outstanding at such time in respect of conversions of the Notes by such 5.0% Holder. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of 5.0% or more of the shares of Common Stock outstanding at such time or, in the case of a 5.0% Holder, more than an additional 1% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in such limitation being triggered.

     11. Limitations on Conversion due to Market Regulation
          Notwithstanding the foregoing, the Company shall not be obligated to issue shares of Common Stock upon conversion of the Notes or otherwise to the extent (and only to the extent) the issuance of such shares of Common Stock would exceed the Exchange Cap. The Exchange Cap limitation shall not apply in the event that the Company obtains Stockholder Approval for issuances of shares of Common Stock in excess of such amount. In the event that a Holder seeks to convert such Holder’s Notes into shares of Common Stock in excess of the Exchange Cap, the Company will notify such Holder within three Business Days that the Exchange Cap has been exceeded and that the Company will instead settle such amount in excess of the Exchange Cap in cash and not in shares of Common Stock. The Holder will then have three Business Days to elect to proceed with a cash settlement or withdraw such Holder’s conversion notice. If the Holder has not withdrawn such Holder’s notice by the close of business on the third Business Day after the date the Company gives notice of its intention to settle such portion of the Note in cash, then the Company will, by wire transfer of U.S. dollars in immediately available funds to the account designated by the Holder, pay cash to the Holder in an amount equal to the product of (x) the number of shares of Common Stock which would have been issuable upon conversion but can not be issued as a result of the Exchange Cap and (y) the quotient of (a) the sum of the weighted average price of a share of Common Stock on the then principal trading market for the Common Stock on each of the five consecutive Trading Days ending and including the Trading Day immediately prior to the applicable Conversion Date, divided by (b) five.
     12. Denominations, Transfer, Exchange
          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar or the Company may require a Noteholder, among other things, to furnish appropriate endorsements or a written instrument or instruments of transfer in form satisfactory to the Company. Neither the Company, the Trustee nor the Registrar shall be required to exchange, issue or register a transfer of (a) any Notes for a period of 15 calendar days next preceding the date of mailing of a notice of redemption of Notes selected for redemption, (b) any Notes or portions thereof surrendered for conversion pursuant to Article IX of the First Supplemental Indenture, or (c) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 6.04 of the First Supplemental Indenture.
     13. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.
     14. Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

     15. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent or affirmative vote of the holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety; (ii) to secure the Notes; (iii) to comply with Article VII of the First Supplemental Indenture; (iv) to surrender any right or power conferred upon the Company in the Indenture; (v) to add to the covenants of the Company for the benefit of the Holders; (vi) to cure any ambiguity or correct or supplement any inconsistent or defective provision contained in the Indenture; provided, however, that such modification or amendment does not adversely affect the interests of the Holders in any material respect, provided, further, that any amendment made solely to conform the provisions of the Indenture or the Notes to the description of the Notes contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the Holders; (vii) to make any provision with respect to matters or questions arising under the Base Indenture, the First Supplemental Indenture or the Notes that the Company may deem necessary or desirable and that shall not be inconsistent with the Base Indenture or the First Supplemental Indenture or the Notes, provided, however, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect; (viii) to increase the Conversion Rate; (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (x) to add guarantees of the obligations under the Notes; (xi) to provide for uncertificated Notes in addition to or in place of certificated Notes; (xii) to make any change that does not adversely affect the rights of any Holder; and (xiii) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes.
     16. Defaults and Remedies
          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, all unpaid principal and accrued and unpaid interest on the outstanding Notes shall become due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul any such acceleration with respect to the Notes and its consequences.
          If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to the Indenture, the Trustee, however, may refuse to follow any direction if the Trustee, in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the

Trustee in personal liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any Holder pursuant to the provision of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, redemption price, the repurchase price upon a Fundamental Change, interest or make-whole premium, if any with respect of the Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
     17. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
     18. No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
     19. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
     20. Abbreviations
          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
     21. GOVERNING LAW
          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     22. CUSIP Number
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number to be printed on the Notes and has directed the Trustee to use the CUSIP number in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such number either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO: HARVEST NATURAL RESOURCES, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee
          The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Harvest Natural Resources, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable and the cash (if any), and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of Notes if to be delivered, and the person to whom any cash payment is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO: HARVEST NATURAL RESOURCES, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee
          The undersigned registered holder of this Note hereby irrevocably acknowledges receipt of a notice from Harvest Natural Resources, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
Notes Certificate Number (if applicable):
Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
Social Security or Other Taxpayer Identification Number:

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your
Signature:
(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian